AMENDMENT NO. 8
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TOUCHSTONE ADVISORS, INC. AND TOUCHSTONE VARIABLE SERIES TRUST


      This Amendment No. 8 to Investment Advisory Agreement is dated as of March 1, 2011 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1999, as amended, made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Touchstone Variable Series Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

      WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

      WHEREAS, the parties have agreed to reduce the rate of the investment advisory fee to be paid by the Mid Cap Growth Fund;

      NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of March 1, 2011, to read as set forth in Exhibit A to this Amendment,


      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                        TOUCHSTONE VARIABLE SERIES TRUST

                                        By: /s/ Jill T. McGruder
                                            ------------------------------------
                                            Jill T. McGruder, President


                                        TOUCHSTONE ADVISORS, INC.

                                        By: /s/ Steven M. Graziano
                                            ------------------------------------

                                            Steven M. Graziano, President


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                                                 Exhibit A to Amendment No. 8 to
                                                 Investment Advisory Agreement



                                   SCHEDULE 1

Touchstone Mid Cap Growth Fund            0.75% on the first $500 million of
                                          average daily net assets; 0.70% on the
                                          next $500 million of average daily net
                                          assets; and 0.65% of such assets in
                                          excess of $1 billion

Touchstone Third Avenue Value Fund        0.80% on the first $100 million of
                                          average daily net assets; 0.75% on the
                                          next $100 million of average daily net
                                          assets; 0.70% on the next $100 million
                                          of average daily net assets; and 0.65%
                                          of such assets in excess of $300
                                          million.

Touchstone Core Bond Fund                 0.55% on the first $100 million of
                                          average daily net assets; 0.50% on the
                                          next $100 million of average daily net
                                          assets; 0.45% on the next $100 million
                                          of average daily net assets; and 0.40%
                                          of such assets in excess of $300
                                          million.

Touchstone High Yield Fund                0.50% on the first $100 million of
                                          average daily net assets; 0.45% on the
                                          next $100 million of average daily net
                                          assets; 0.40% on the next $100 million
                                          of average daily net assets; and 0.35%
                                          of such assets in excess of $300
                                          million.

Touchstone Money Market Fund              0.18% of average daily net assets.

Touchstone Large Cap Core Equity Fund     0.65% on the first $100 million of
                                          average daily net assets; 0.60% on the
                                          next $100 million of average daily net
                                          assets; 0.55% on the next $100 million
                                          of average daily net assets; and 0.50%
                                          of such assets in excess of $300
                                          million.

Touchstone Baron Small Cap Growth Fund    1.05% of average daily net assets.

Touchstone Conservative ETF Fund          0.40% on the first $50 million of
Touchstone Moderate ETF Fund              average daily net assets; 0.38% on the
Touchstone Aggressive ETF Fund            next $50 million of average daily net
Touchstone Enhanced ETF Fund              assets; and 0.36% of such assets in
                                          excess of $100 million.